UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 20, 2025, Match Group Holdings II, LLC (“Holdings II”), an indirect wholly-owned subsidiary of Match Group, Inc. (the “Company”), issued $700.0 million in aggregate principal amount of 6.125% senior notes due 2033 (the “Notes”). Holdings II received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $691.0 million. The net proceeds will be used to repay all of the outstanding 0.875% exchangeable senior notes due 2026 issued by Match Group FinanceCo 2, Inc., a wholly-owned subsidiary of the Company (the “2026 Exchangeable Notes”), at or prior to their maturity and the remaining net proceeds will be used for general corporate purposes. The Notes were issued under an Indenture, dated August 20, 2025, between Holdings II and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”).

The Notes accrue interest at a rate of 6.125% per year from the date of issuance, until maturity or earlier redemption. Interest on the Notes is payable on March 15 and September 15 of each year, commencing on March 15, 2026. The Notes mature on September 15, 2033.

At any time prior to September 15, 2028, Holdings II has the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole premium.” The Notes are redeemable at Holdings II’s option, in whole or in part, at any time on or after September 15, 2028, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to September 15, 2028, Holdings II may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 106.125% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date of redemption. Under the terms of the Notes, certain change of control triggering events will require Holdings II to make an offer to purchase the Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

The Notes are general unsubordinated unsecured obligations of Holdings II, rank senior in right of payment to all of Holdings II’s existing and future obligations that are, by their terms, expressly subordinated in right of payment to the Notes, and rank equally in right of payment with all of Holdings II’s existing and future obligations that are not so subordinated, including (i) any indebtedness outstanding under that certain credit agreement, dated October 7, 2015, as amended and restated on November 16, 2015, as amended December 16, 2015, as amended December 8, 2016, as amended August 14, 2017, as amended December 7, 2018, as amended February 13, 2020, as amended March 26, 2021, as amended June 21, 2023, and as amended March 20, 2024, among Holdings II, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and arrangers party thereto, to the extent of the value of the assets securing such debt, (ii) Holdings II’s existing senior notes due 2027, (iii) Holdings II’s existing senior notes due 2028, (iv) Holdings II’s existing senior notes due 2029, (v) Holdings II’s existing senior notes due 2030 and (vi) Holdings II’s existing senior notes due 2031. The Notes will be structurally subordinated to all existing and future obligations, including indebtedness, of Holdings II’s non-guarantor subsidiaries, including their guarantees of Holdings II’s credit facilities. The Notes will be effectively subordinated to Holdings II’s secured indebtedness and the secured indebtedness of any of Holdings II’s subsidiaries that guarantee the Notes in the future, in each case to the extent of the value of the assets securing such indebtedness, including Holdings II’s credit facilities.

The Indenture contains certain covenants that restrict the ability of Holdings II and its restricted subsidiaries to, among other things: (i) create liens on certain assets and (ii) consolidate, merge, sell or otherwise dispose of all or substantially all of Holdings II’s assets. At any time when the Notes are rated investment grade by both Moody’s and Standard & Poor’s and no default or event of default (both as defined in the Indenture) has occurred and is continuing under the Indenture, Holdings II and its subsidiaries will not be subject to the covenant requiring future note guarantors.

If an event of default (as defined in the Indenture) occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to Holdings II or a significant subsidiary), the trustee under the Indenture or the holders of at least 25% in principal amount of the outstanding Notes have the ability to declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to Holdings II occurs, all of the outstanding Notes become immediately due and payable without any declaration or other act on the part of the trustee under the Indenture or any holders of the Notes.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

The foregoing summary of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of August 20, 2025, between Match Group Holdings II, LLC and U.S. Bank Trust Company, National Association, as trustee
4.2	Form of 6.125% Senior Notes due 2033 (included in Exhibit 4.1)
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Steven Bailey
	Name:	Steven Bailey
	Title:	Chief Financial Officer

Date: August 20, 2025